EMPLOYMENT AGREEMENT
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      THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 3, 1995, between ETS, INC., a Virginia corporation (the "Company") and ARTHUR B. NUNN, III (the "Executive"), provides,

      Section 1.   Background.  The Executive heretofore has been an
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employee, president and sole shareholder of Air Compliance, Inc. which has been engaged in the field of air pollution control and emission testing in the Pennsylvania, New Jersey, New York area and Mid-Atlantic region. The Company is acquiring all of the assets of Air Compliance, Inc. (the "Asset Purchase Transaction"), and, in connection with that acquisition, desires to employ the Executive on the terms and conditions contained herein. The Executive desires to be employed by the Company on the terms and conditions contained herein.

      Section 2.   Employment and Term.
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           (a)     The Company hereby employs the Executive and the
Executive hereby agrees to serve as an executive employee of the Company with the duties set forth in Section 3 for a term of two years (the "Term of Employment") beginning on the Effective Date of the Asset Purchase Transaction. The parties hereto agree that the Executive shall have the ability to relocate from the Philadelphia area to either North Carolina or Virginia, on or after June 30, 1996, if Executive so elects by giving Company 120 days prior written notice. At the end of the Term of Employment, the parties contemplate a renewal term of two years on such terms and conditions as the parties may mutually agree in writing. Should the parties fail to renew the Term of Employment for such additional two year period, then the Term of Employment shall be automatically extended from month to month thereafter on the same terms and conditions until either party gives the other notice that it or he has opted to terminate the employment at the expiration of the Term of Employment or at the end of any month, as the case may be.

           (b) Notwithstanding the foregoing, Executive's employment hereunder shall be immediately terminated by the first to occur of the following: (i) death, (ii) the incapacity of Executive by reason of bodily injury or physical disease or mental illness, which prevents Executive from performing his duties with the Company and in the opinion of the Company will continue to prevent him from performing such duties for the remainder of the Term of Employment or (iii) for "cause."

           (c) For purposes of this Agreement, "cause" shall mean Executive's failure to perform the material obligations hereunder, willful misconduct, unreasonable neglect or refusal to perform his duties, dishonesty, or excessive absences.

           (d) In the event Executive's employment shall be terminated for "cause," no further compensation shall accrue or benefits of any kind shall be payable to Executive hereunder, and the Executive shall continue to be bound by the terms and conditions of Paragraphs 5 and 6 of this Agreement.

      Section 3.   Duties.
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           (a)     During the Term of Employment, and thereafter so long as
he is employed by the Company, the Executive agrees to use his best efforts to hold such offices and to perform such duties and assignments relating to the business of the Company as the Company directs, except that the Executive shall not be required to hold any office or to perform any duties or assignment inconsistent with the Executive's experience and qualification.

           (b) During the Term of Employment, and thereafter so long as he is employed by the Company, the Executive shall, except during customary vacation periods and periods of illness, devote his full time, attention and energies to the diligent performance of his duties hereunder and will not accept employment with any other individual, corporation, partnership, limited partnership, governmental authority or other entity, or engage in any venture for profit which the Company may consider to be in conflict with its best interests or to be in competition with its business or which may interfere with the Executive's performance of his duties hereunder.
Executive will use his best efforts (i) to obtain for the Company any and all business opportunities that come to his attention during the course of his employment and (ii) protect, sustain and enhance all present business positions and prospects of the Company. Further, Executive will train such persons as the Board of Directors of the Company and Executive shall mutually select to back-up Executive in the performance of Executive's duties and responsibilities hereunder.

      Section 4.   Base Salary and Fringe Benefits.
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           (a)     Base Salary.  The Company shall pay to Executive as
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compensation for his services during the term of employment hereunder an annual salary of $65,000.00, payable in accordance with the normal pay practice of Company. The annual salary will be subject to cost of living adjustments on each annual anniversary of this Agreement in accordance with Company policy.

           (b)     Fringe Benefits.  During the Term of Employment, the
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Executive shall be entitled to receive or participate in all "fringe benefits" and employee benefit plans now or hereafter provided or made available to the Company's executives or management personnel generally, but only if and to the extent provided in such employee benefit plans.

           (c)     Vacation.  The Executive shall be entitled each year to
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vacation in accordance with the then existing policies of the Company.  The
Company shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

           (d)     Reimbursement of Expenses.  The Executive shall be
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entitled to reimbursement for all expenses, including travel, promotion and entertainment expenses, which are reasonably incurred by the Executive in furtherance of the Company's business in accordance with policies from time to time adopted by the Company.

      Section 5.   Trade Secrets and Confidential Information.  The
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Executive shall not, either directly or indirectly, except as required in the course of employment by the Company, disclose or use at any time, whether during or subsequent to his employment, any information of a proprietary nature owned by the Company including, but not limited to, records, client and customer lists, and data which are acquired in the performance of duties for the Company. All records, files and documents relating to the Company's business which the Executive prepares or uses shall be and remain the Company's sole property. Upon termination of employment, the Executive shall return to the possession of the Company all such materials or copies.

      Section 6.   Prohibited Competition.  Executive recognizes and
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acknowledges that (i) the types of employment which are prohibited by the noncompetition conditions imposed under this Paragraph 6 are narrow and reasonable in relation to the general executive, managerial and professional skills which represent Executive's principal asset to the Company and to other prospective future employers of the Executive, and (ii) the scope of the noncompetition provisions hereunder is reasonable, legitimate and fair to the Executive. Accordingly, Executive agrees that during his employment with the Company, and for a period of two years after termination of this Agreement, the Executive shall not, within the territory described below, without the Company's prior written consent:

           (a) For himself or on behalf of any other, engage in, manage, control, own, operate, or participate in the management, operation, ownership, or control of any entity which engages in the business of the Company.

           (b) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in the same business as the Company, any customers of the Company located within the territory described below.

           (c) Solicit, entice or persuade any other employees of the Company or any present or future parent of affiliate of the Company to leave the services of the Company or parent or affiliate for any reason.

      The territory referred to above shall be the Pennsylvania, New Jersey, New York area. In addition, if Executive elects to relocate as provided in 2(a) above, then Executive agrees not to compete directly or indirectly in any way with the business of the Company. For the purpose of this Agreement, "compete directly or indirectly in any way with the business of the Company" means to enter into or attempt to enter into (on Executive's behalf or on behalf of any other person or entity) any business relationship similar to the relationship which exists with the Company to provide air pollution control and emission testing services and related services for any individual, partnership, corporation, association or other entity which was a client or customer of the Company or its predecessor, Air Compliance, Inc., within forty-eight (48) calendar months immediately proceeding the end of the employment. "Client" or "customer" means any entity listed on the books of the Company as such.

      Section 7.   Miscellaneous.
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           (a)     Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the Commonwealth of Virginia.  It is specifically understood and agreed that any cause of action hereunder shall be deemed to have arisen in the City of Roanoke, Virginia and that the exclusive venue for any matter arising out of this Agreement or the breach thereof shall be the Circuit Court for the City of Roanoke, Virginia or the United States District Court for the Western District of Virginia, Roanoke Division. The parties hereto waive objections to jurisdiction and venue.

           (b)     Invalidity.  This Agreement is intended to be performed
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in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

           (c)     Remedies.  Should the Executive be in breach of this
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Agreement, in addition to all other remedies available at law or in equity, the Company may withhold amounts otherwise due hereunder until such breach is cured. Further, the Executive expressly acknowledges that any breach or threatened breach of any of the terms set forth in Sections 3, 5 and 6 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be difficult to establish. Therefore, the Executive agrees that the Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Sections 3, 5 and 6 of this Agreement.

           (d)     Expenses.  Should any party breach this Agreement, in
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addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees.

           (e)     Binding Upon Successors.  This Agreement shall be binding
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on the parties, their assigns and successors in interest.

           (f)     Entire Agreement.  This instrument contains the entire
                   ----------------
Agreement of the parties. No modification or revocation hereof shall be effective unless in writing, referring to this Agreement and signed by both parties hereto.

           (g)     Notices.  All notices given hereunder shall be in writing
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and shall be sent by registered or certified mail or delivered by hand and, if intended for the Company, shall be addressed to it or delivered to it at its principal office for the attention of the Chairman of the Board of the Company. If intended for the Executive, notices shall be delivered personally or shall be addressed (if sent by mail) to the Executive's then current residence address, or to such other address as the Executive directs in a notice to the Company. All notices shall be deemed to be given on the date received at the address of the addresses or, if delivered personally, on the date delivered.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

                                  ETS, INC.



                                  By s/ John D. McKenna
                                     --------------------------------
                                     Its  s/CEO
                                          ----------------------------



                                  s/Arthur B. Nunn, III
                                  -----------------------------------
                                  Arthur B. Nunn, III
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